CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated January 28, 1999 on the financial statements for the year ended December 31, 1998 and financial highlights for each of the four years in the period ended December 31, 1998 of Templeton Developing Markets Trust referred to in Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A, File No.33-42163, as filed with the Securities and Exchange Commission.

                                             /s/MCGLADREY & PULLEN, LLP

New York, New York
April 24, 2000


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                          INDEPENDENT AUDITOR'S REPORT

The Board of Trustees and Shareholders
Templeton Developing Markets Trust

We have audited the accompanying statement of changes in net assets for the year ended December 31, 1998 and financial highlights for each of the four years in the period ended December 31 1998, of the Templeton Developing Markets Trust. This financial statement and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on this financial statement and the financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statement and financial highlights referred to above present fairly, in all material respects, the changes in net assets and financial highlights of the Templeton Developing Markets Trust for the periods indicated, in conformity with generally accepted accounting principles.

                                                 /s/MCGLADREY & PULLEN, LLP

New York, New York
January 28, 1999